Exhibit 32.1

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



     In connection with the Quarterly Report of National Dentex Corporation (the "Company") on Form 10-Q for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David L. Brown, President, Chief Executive Officer, and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By:/s/ David L. Brown
----------------------
David L. Brown
President, Chief Executive Officer and Director
November 10, 2003



A signed original of this written statement required by Section 906 has been provided to National Dentex Corporation and will be retained by National Dentex Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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